Exhibit 99.1


ADDvantage Technologies Group, Inc.
l605 E. Iola
Broken Arrow, Oklahoma 74012

PRESS RELEASE:  FOR IMMEDIATE RELEASE
  For further information:
Company Contact:
Ken Chymiak       (9l8) 25l-2887
David Chymiak     (9l8) 25l-2887
Dee Cooper        (9l8) 25l-9l2l


                     ADDvantage Technologies Group, Inc.
                  Announces Approval To Begin Trading On The
                         American Stock Exchange


     Broken Arrow, Oklahoma, November 13, 2003--ADDvantage Technologies Group, Inc.(ATG) (OTCBB:ADDM) today announced that its common stock listing application has been approved by the American Stock Exchange (the "Exchange"), contingent upon ATG being in compliance with all applicable listing standards on the date it is scheduled to begin trading on the Exchange. ATG's common stock is expected to commence trading on the Exchange at the open of market on November 24, 2003.

     "Our Board of Directors believes the Company's listing on the American Stock Exchange will provide enhanced liquidity for our shareholders and greater Market awareness of our business and prospects," commented Ken Chymiak, President and CEO of the Company. David Chymiak, Chairman of the Board and Ken Chymiak, President and CEO of the Company are scheduled to ring the American Stock Exchange's opening bell as a symbol of their new listing on December 8th.


ADDVANTAGE TECHNOLOGIES GROUP, INC. and its subsidiaries, TULSAT, Lee Enterprise, NCS Industries, Comtech Services, TULSAT-Texas, and TULSAT-Atlanta comprise an organization involved in the sale of new, surplus, re-manufacture, repair and sale of previously owned cable television ("CATV") equipment and the distribution of new equipment for Scientific-Atlanta, Motorola, Quintech, Videotek, Drake, Blonder-Tongue, Standard, Corning Gilbert, and others. For more information, please visit the corporate web site at www.addvantagetech.com or contact the Company directly at 918-251-9121.

The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company's reports and documents filed from time to time with the Securities and Exchange Commission.